DEAN HELLER                                                 FILED # C4527-01
Secretary of State
204 North Carson Street, Suite 1                            DEC 17 2004
Carson City, Nevada 89701-4299
(775) 684-5708                                              IN THE OFFICE OF
Website: secretaryofstate.biz                               /s/ Dean Heller
                                                            DEAN HELLER,
                                                            SECRETARY OF STATE
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|                                   |
|      Certificate of Amendment     |
|(Pursuant to NRS 78.385 AND 78.390)|
|                                   |
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Important: Read attached instructions before completing form.

      Certificate of Amendment to Articles of Incorporation
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                  For Nevada Profit Corporations
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  (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.   Name of corporation: GERACO, INC.

2. The articles have been amended as follows (provide article numbers if available):

     THE NAME OF THE CORPORATION SHALL BE CHANGED TO
     HUTTON HOLDINGS CORPORATION.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the
     amendment is:      20,000,000 SHARES OR 80%.

4.   Effective date of filing (optional):    12 - 17 - 04

5.   Officer Signature (required): /s/ Douglas K. Goff - PRESIDENT
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If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of the shares representing a majority of the voting power of each class or series affected by the amendment regardless of the limitations or restrictions on the voting power thereof.

IMPORTANT:   Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE.